November 7, 2018

PRESS RELEASE

Century Casinos, Inc. Announces Third Quarter 2018 Results

Colorado Springs, Colorado – November 7, 2018 – Century Casinos, Inc. (Nasdaq Capital Market®: CNTY) today announced its financial results for the three and nine months ended September 30, 2018.

Third Quarter 2018 Highlights*

•	Net operating revenue was $43.6 million, an increase of 6% from the three months ended September 30, 2017.
•	Earnings from operations were $3.2 million, a decrease of 32% from the three months ended September 30, 2017.
•	Net earnings attributable to Century Casinos, Inc. shareholders was $1.6 million, a decrease of 79% from the three months ended September 30, 2017.
•	Adjusted EBITDA** was $6.4 million, a decrease of 16% from the three months ended September 30, 2017.
•	Basic and diluted earnings per share were $0.06 and $0.05, respectively.
•	Book value per share*** at September 30, 2018 was $6.14.

The consolidated results for the three and nine months ended September 30, 2018 and 2017 are as follows:

	For the three months			For the nine months
Amounts in thousands, except per share data	ended September 30,			ended September 30,
Consolidated Results:	2018	2017	% Change	2018	2017	% Change
Net Operating Revenue	$43,564	$41,048	6%	$123,834	$114,775	8%
Earnings from Operations	3,234	4,777	(32%)	7,484	12,910	(42%)
Net Earnings Attributable to Century Casinos, Inc. Shareholders	$1,640	$7,630	(79%)	$2,887	$11,592	(75%)

Adjusted EBITDA**	$6,350	$7,547	(16%)	$17,576	$20,680	(15%)

Earnings Per Share:
Basic	$0.06	$0.31	(81%)	$0.10	$0.47	(79%)
Diluted	$0.05	$0.31	(84%)	$0.10	$0.47	(79%)

During the third quarter of 2017, the Company released its $5.1 million U.S. valuation allowance on its U.S. deferred tax assets, resulting in a tax benefit and increased net earnings attributable to Century Casinos, Inc. shareholders.

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

*** The Company defines book value per share as total Century Casinos, Inc. shareholders’ equity divided by outstanding common shares.

“This quarter we had broad-based revenue growth in the United States, Canada and Poland. With the reopening of two casinos in Poland in the latter half of the quarter we anticipate strong Adjusted EBITDA performance will return to that segment,” Erwin Haitzmann and Peter Hoetzinger, Co-Chief Executive Officers of Century Casinos remarked. “Although operations in Bath have ramped up slower than expected, which impacted Adjusted EBITDA for the third quarter, we look forward to a strong finish to the year for the company,” they continued.  “We are excited for the 2019 outlook with the Century Mile project continuing to trend on-time and on-budget for an April 2019 opening,” Haitzmann and Hoetzinger concluded.

Reportable Segment  Results*

The table below shows the Company’s operating segments that are included in each of the Company’s reportable segments as of September 30, 2018:

Reportable Segment	Operating Segment
Canada	Century Casino & Hotel - Edmonton
Canada	Century Casino St. Albert
Canada	Century Casino Calgary
Canada	Century Downs Racetrack and Casino
Canada	Century Bets!
Canada	Century Mile Racetrack and Casino
United States	Century Casino & Hotel – Central City
United States	Century Casino & Hotel – Cripple Creek
Poland	Casinos Poland
Corporate and Other	Cruise Ships & Other
Corporate and Other	Century Casino Bath
Corporate and Other	Corporate Other

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

2/13

The Company’s net operating revenue increased by $2.5 million, or 6%, and by $9.1 million, or 8%, for the three and nine months ended September 30, 2018,  compared to the three and nine months ended September 30, 2017.  Following is a summary of the changes in net operating revenue by reportable segment for the three and nine months ended September 30, 2018,  compared to the three and nine months ended September 30, 2017:

	Net Operating Revenue
	For the three months				For the nine months
	ended September 30,				ended September 30,
Amounts in thousands	2018	2017	$ Change	% Change	2018	2017	$ Change	% Change
Canada	$15,683	$15,285	$398	3%	$45,690	$42,484	$3,206	8%
United States	9,360	9,039	321	4%	25,542	24,482	1,060	4%
Poland	16,747	15,550	1,197	8%	48,695	44,383	4,312	10%
Corporate and Other	1,774	1,174	600	51%	3,907	3,426	481	14%
Consolidated	$43,564	$41,048	$2,516	6%	$123,834	$114,775	$9,059	8%

The Company’s earnings from operations decreased by ($1.5) million, or (32%), and by ($5.4) million, or (42%), for the three and nine months ended September 30, 2018,  compared to the three and nine months ended September 30, 2017.   Following is a summary of the changes in earnings (loss) from operations by reportable segment for the three and nine months ended September 30, 2018,  compared to the three and nine months ended September 30, 2017:

	Earnings (Loss) from Operations
	For the three months				For the nine months
	ended September 30,				ended September 30,
Amounts in thousands	2018	2017	$ Change	% Change	2018	2017	$ Change	% Change
Canada	$3,619	$3,905	$(286)	(7%)	$10,960	$10,593	$367	4%
United States	2,121	2,056	65	3%	4,845	4,560	285	6%
Poland	16	793	(777)	(98%)	(314)	3,235	(3,549)	(110%)
Corporate and Other	(2,522)	(1,977)	(545)	(28%)	(8,007)	(5,478)	(2,529)	(46%)
Consolidated	$3,234	$4,777	$(1,543)	(32%)	$7,484	$12,910	$(5,426)	(42%)

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

3/13

Net earnings (loss) attributable to Century Casinos, Inc. shareholders decreased by ($6.0) million, or (79%), and by ($8.7) million, or (75%), for the three and nine months ended September 30, 2018,  compared to the three and nine months ended September 30, 2017.  Following is a summary of the changes in net earnings (loss) attributable to Century Casinos, Inc. shareholders by reportable segment for the three and nine months ended September 30, 2018,  compared to the three and nine months ended September 30, 2017:

	Net Earnings (Loss) Attributable to Century Casinos, Inc. Shareholders
	For the three months				For the nine months
	ended September 30,				ended September 30,
Amounts in thousands	2018	2017	$ Change	% Change	2018	2017	$ Change	% Change
Canada	$1,668	$2,611	$(943)	(36%)	$5,641	$5,923	$(282)	(5%)
United States	1,578	1,276	302	24%	3,602	2,827	775	27%
Poland	(81)	464	(545)	(118%)	(329)	1,982	(2,311)	(117%)
Corporate and Other	(1,525)	3,279	(4,804)	(147%)	(6,027)	860	(6,887)	(801%)
Consolidated	$1,640	$7,630	$(5,990)	(79%)	$2,887	$11,592	$(8,705)	(75%)

Items deducted from or added to earnings from operations to arrive at net earnings (loss) attributable to Century Casinos, Inc. shareholders include interest income, interest expense, gains (losses) on foreign currency transactions and other, income tax expense and non-controlling interests.

The Company’s Adjusted EBITDA** decreased by ($1.2) million, or (16%), and by ($3.1) million, or (15%), for the three and nine months ended September 30, 2018 compared to the three and nine months ended September 30, 2017.  Following is a summary of the changes in Adjusted EBITDA** by reportable segment for the three and nine months ended September 30, 2018 compared to the three and nine months ended September 30, 2017:

	Adjusted EBITDA**
	For the three months				For the nine months
	ended September 30,				ended September 30,
Amounts in thousands	2018	2017	$ Change	% Change	2018	2017	$ Change	% Change
Canada	$4,830	$4,860	$(30)	(1%)	$14,534	$13,238	$1,296	10%
United States	2,666	2,653	13	1%	6,477	6,385	92	1%
Poland	902	1,466	(564)	(39%)	3,158	5,420	(2,262)	(42%)
Corporate and Other	(2,048)	(1,432)	(616)	(43%)	(6,593)	(4,363)	(2,230)	(51%)
Consolidated	$6,350	$7,547	$(1,197)	(16%)	$17,576	$20,680	$(3,104)	(15%)

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

4/13

Balance Sheet and Liquidity

As of September 30, 2018, the Company had $46.8 million in cash and cash equivalents and  $53.3 million in outstanding debt on its balance sheet compared to $74.7 million in cash and cash equivalents and $56.7 million in outstanding debt at December 31, 2017.  The outstanding debt as of September 30, 2018 included $33.3 million related to the Company’s BMO Credit Agreement,  $2.3 million of bank debt related to Casinos Poland, $2.6 million of bank debt related to Century Casino Bath,  $0.3 million related to capital leases for Century Resorts Alberta,  Century Casino Calgary, Century Casino St. Albert, Century Downs Racetrack and Casino (“CDR”) and Century Mile Racetrack and Casino, and $15.1 million related to a long-term land lease for CDR, net of $0.3 million in deferred financing costs.

Conference Call Information

Today the Company will post a copy of its quarterly report on Form 10-Q filed with the SEC for the quarter ended September 30, 2018 on its website at https://corporate.cnty.com/investor-relations/sec-filings. The Company will also post a presentation on the third quarter results on its website at https://corporate.cnty.com/investor-relations/presentations-and-interviews.

The Company will host its third quarter 2018 earnings conference call today,  Wednesday, November 7th, at 8:00 am MST; 4:00 pm CET, respectively. U.S. domestic participants should dial 1-844-244-9160. For all international participants, please use 330-931-4670 to dial-in. Participants may listen to the call live at https://centurycasinos.adobeconnect.com/earningsrelease or obtain a recording of the call on the Company’s website until November 30, 2018 at https://corporate.cnty.com/investor-relations/sec-filings.

5/13

(continued)

CENTURY CASINOS, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION – US GAAP BASIS

Condensed Consolidated Statements of Earnings

	For the three months		For the nine months
	ended September 30,		ended September 30,
Amounts in thousands, except for per share information	2018	2017	2018	2017
Operating revenue:
Net operating revenue	$43,564	$41,048	$123,834	$114,775
Operating costs and expenses:
Total operating costs and expenses	40,332	36,271	116,351	101,865
Earnings from equity investment	2	—	1	—
Earnings from operations	3,234	4,777	7,484	12,910
Non-operating income (expense), net	(648)	(738)	(2,485)	(2,043)
Earnings before income taxes	2,586	4,039	4,999	10,867
Income tax provision	(791)	3,913	(1,784)	2,054
Net earnings	1,795	7,952	3,215	12,921
Net earnings attributable to non-controlling interests	(155)	(322)	(328)	(1,329)
Net earnings attributable to Century Casinos, Inc. shareholders	$1,640	$7,630	$2,887	$11,592

Earnings per share attributable to Century Casinos, Inc.:
Basic	$0.06	$0.31	$0.10	$0.47
Diluted	$0.05	$0.31	$0.10	$0.47

Weighted average common shares
Basic	29,425	24,470	29,388	24,464
Diluted	29,987	24,891	29,986	24,905

6/13

CENTURY CASINOS, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION – US GAAP BASIS

Condensed Consolidated Balance Sheets
(Amounts in thousands)
	September 30,	December 31,
	2018	2017
Assets
Current assets	$56,756	$84,321
Property and equipment, net	185,548	152,778
Other assets	37,245	37,777
Total assets	$279,549	$274,876

Liabilities and Equity
Current liabilities	$56,800	$34,438
Non-current liabilities	34,991	53,120
Century Casinos, Inc. shareholders' equity	180,566	179,897
Non-controlling interests	7,192	7,421
Total liabilities and equity	$279,549	$274,876

7/13

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Constant Currency* Results (unaudited)

	For the three months			For the nine months
	ended September 30,			ended September 30,
Amounts in thousands	2018	2017	% Change	2018	2017	% Change
Net operating revenue as reported (GAAP)	$43,564	$41,048	6%	$123,834	$114,775	8%
Foreign currency impact vs. 2017	1,023			(4,284)
Net operating revenue constant currency (non-GAAP)*	$44,587	$41,048	9%	$119,550	$114,775	4%

Earnings from operations (GAAP)	$3,234	$4,777	(32%)	$7,484	$12,910	(42%)
Foreign currency impact vs. 2017	148			(102)
Earnings from operations constant currency (non-GAAP)*	$3,382	$4,777	(29%)	$7,382	$12,910	(43%)

Net earnings attributable to Century Casinos, Inc. shareholders as reported (GAAP)	$1,640	$7,630	(79%)	$2,887	$11,592	(75%)
Foreign currency impact vs. 2017	83			40
Net earnings attributable to Century Casinos, Inc. shareholders constant currency (non-GAAP)*	$1,723	$7,630	(77%)	$2,927	$11,592	(75%)

Gains and losses on foreign currency transactions are added back to net earnings in the Company’s Adjusted EBITDA** calculations. As such, there is no foreign currency impact to Adjusted EBITDA** when calculating Constant Currency* results.

Adjusted EBITDA Margins *** (unaudited)

	For the three months		For the nine months
	ended September 30,		ended September 30,
	2018	2017	2018	2017
Canada	31%	32%	32%	31%
United States	28%	29%	25%	26%
Poland	5%	9%	6%	12%
Corporate and Other	(115%)	(122%)	(169%)	(127%)
Consolidated Adjusted EBITDA Margin	15%	18%	14%	18%

8/13

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Reconciliation of Adjusted EBITDA ** to Net Earnings (Loss) Attributable to Century Casinos, Inc. Shareholders by Reportable Segment.

	For the three months ended September 30, 2018
Amounts in thousands	Canada	United States	Poland	Corporate and Other	Total
Net earnings (loss) attributable to Century Casinos, Inc. shareholders	$1,668	$1,578	$(81)	$(1,525)	$1,640
Interest expense (income), net	854	—	42	(66)	830
Income taxes (benefit)	880	543	204	(836)	791
Depreciation and amortization	762	545	717	299	2,323
Net earnings (loss) attributable to non-controlling interests	218	—	(40)	(23)	155
Non-cash stock-based compensation	—	—	—	266	266
Gain on foreign currency transactions and cost recovery income	(1)	—	(109)	(72)	(182)
Loss on disposition of fixed assets	3	—	169	—	172
Pre-opening expenses	446	—	—	—	446
Other one-time income	—	—	—	(91)	(91)
Adjusted EBITDA	$4,830	$2,666	$902	$(2,048)	$6,350

	For the three months ended September 30, 2017
Amounts in thousands	Canada	United States	Poland	Corporate and Other	Total
Net earnings attributable to Century Casinos, Inc. shareholders	$2,611	$1,276	$464	$3,279	$7,630
Interest expense (income), net	759	—	56	(7)	808
Income taxes (benefit)	392	780	266	(5,351)	(3,913)
Depreciation and amortization	877	596	657	96	2,226
Net earnings attributable to non-controlling interests	93	—	229	—	322
Non-cash stock-based compensation	—	—	—	183	183
Loss (gain) on foreign currency transactions and cost recovery income	50	—	(222)	102	(70)
Loss on disposition of fixed assets	68	1	16	—	85
Acquisition costs	—	—	—	169	169
Pre-opening expenses	10	—	—	97	107
Adjusted EBITDA	$4,860	$2,653	$1,466	$(1,432)	$7,547

9/13

	For the nine months ended September 30, 2018
Amounts in thousands	Canada	United States	Poland	Corporate and Other	Total
Net earnings (loss) attributable to Century Casinos, Inc. shareholders	$5,641	$3,602	$(329)	$(6,027)	$2,887
Interest expense (income), net	2,812	1	153	(50)	2,916
Income taxes (benefit)	2,101	1,242	316	(1,875)	1,784
Depreciation and amortization	2,433	1,631	2,040	541	6,645
Net earnings (loss) attributable to non-controlling interests	546	—	(164)	(54)	328
Non-cash stock-based compensation	—	—	—	613	613
(Gain) loss on foreign currency transactions and cost recovery income	(140)	—	(290)	(1)	(431)
Loss on disposition of fixed assets	6	1	1,027	1	1,035
Pre-opening expenses	1,135	—	405	350	1,890
Other one-time income	—	—	—	(91)	(91)
Adjusted EBITDA	$14,534	$6,477	$3,158	$(6,593)	$17,576

	For the nine months ended September 30, 2017
Amounts in thousands	Canada	United States	Poland	Corporate and Other	Total
Net earnings attributable to Century Casinos, Inc. shareholders	$5,923	$2,827	$1,982	$860	$11,592
Interest expense (income), net	2,544	1	72	(19)	2,598
Income taxes (benefit)	1,707	1,732	878	(6,371)	(2,054)
Depreciation and amortization	2,529	1,824	1,702	275	6,330
Net earnings attributable to non-controlling interests	341	—	988	—	1,329
Non-cash stock-based compensation	—	—	—	419	419
Loss (gain) on foreign currency transactions and cost recovery income	78	—	(685)	52	(555)
Loss on disposition of fixed assets	78	1	258	3	340
Acquisition costs	28	—	—	321	349
Pre-opening expenses	10	—	225	97	332
Adjusted EBITDA	$13,238	$6,385	$5,420	$(4,363)	$20,680

10/13

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

*  The impact of foreign exchange rates is highly variable and difficult to predict.  The Company uses a Constant Currency basis to show the impact from foreign exchange rates on current period revenue compared to prior period revenue using the prior period’s foreign exchange rates. In order to properly understand the underlying business trends and performance of the Company’s ongoing operations, management believes that investors may find it useful to consider the impact of excluding changes in foreign exchange rates from the Company’s net operating revenue,  earnings from operations and net earnings (loss) attributable to Century Casinos, Inc. shareholders. Constant currency results are calculated by dividing the current quarter or year to date local currency segment results, excluding the local currency impact of foreign currency gains and losses, by the prior year’s average exchange rate for the quarter or year to date and comparing them to actual U.S. dollar results for the prior quarter or year to date. The average exchange rates for the current quarter and the prior year third quarter are reported in Item 1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018. Constant currency information is not a measure of financial performance under generally accepted accounting principles in the United States of America (GAAP) and should not be considered a substitute for net operating revenue, earnings from operations or net earnings attributable to Century Casinos, Inc. shareholders as determined in accordance with GAAP.

**  The Company defines Adjusted EBITDA as net earnings (loss) attributable to Century Casinos, Inc. shareholders before interest expense (income), net, income taxes (benefit), depreciation, amortization, non-controlling interest net earnings (loss) and transactions,  pre-opening expenses, acquisition costs, non-cash stock-based compensation charges, asset impairment costs, (gain) loss on disposition of fixed assets, discontinued operations, (gain) loss on foreign currency transactions and other, gain on business combination and certain other one-time items, such as acquisition and disposition costs and gain or loss. Intercompany transactions consisting primarily of management and royalty fees and interest, along with their related tax effects, are excluded from the presentation of net earnings (loss) and Adjusted EBITDA reported for each segment. Not all of the aforementioned items occur in each reporting period, but have been included in the definition based on historical activity. These adjustments have no effect on the consolidated results as reported under GAAP. Adjusted EBITDA is not considered a measure of performance recognized under GAAP. Management believes that Adjusted EBITDA is a valuable measure of the relative performance of the Company and its properties. The gaming industry commonly uses Adjusted EBITDA as a method of arriving at the economic value of a casino operation. Management uses Adjusted EBITDA to compare the relative operating performance of separate operating units by eliminating the above mentioned items associated with the varying levels of capital expenditures for infrastructure required to generate revenue and the often high cost of acquiring existing operations. Adjusted EBITDA is used by the Company’s lending institution to gauge operating performance. The Company’s computation of Adjusted EBITDA may be different from, and therefore may not be comparable to, similar measures used by other companies within the gaming industry. Please see the reconciliation of Adjusted EBITDA to net earnings (loss) attributable to Century Casinos, Inc. shareholders above.

*** The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by net operating revenue. Adjusted EBITDA margin is a non-GAAP measure. Management uses this margin as one of several measures to evaluate the efficiency of the Company’s casino operations.

11/13

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

About Century Casinos, Inc.:

Century Casinos, Inc. is an international casino entertainment company that operates worldwide. The Company owns and operates Century Casino & Hotels in Cripple Creek and Central City, Colorado, and in Edmonton, Alberta, Canada and the Century Casino in Calgary and St. Albert,  Alberta, Canada and in Bath, England.  Through its Austrian subsidiary, Century Resorts Management GmbH (“CRM”), formerly Century Casinos Europe GmbH, the Company holds a 66.6% ownership interest in Casinos Poland Ltd., the owner of eight casino licenses throughout Poland, seven of which are operating. The Company, through CRM, also holds 75% ownership interests in both  CDR, which operates in the north metropolitan area of Calgary, Alberta, Canada; Century Bets! Inc., which operates the pari-mutuel off-track horse betting network in southern Alberta, Canada; and  a 51% ownership interest in Golden Hospitality Ltd., a company that manages a hotel and international entertainment and gaming club in Vietnam. The Company operates 11 ship-based casinos under agreements with three cruise ship owners. The Company, through CRM, also owns a 7.5% interest in, and provides consulting services to, Mendoza Central Entretenimientos S.A., a company that provides gaming-related services to Casino de Mendoza in Mendoza, Argentina.  The Company is also developing Century Mile Racetrack and Casino in Edmonton, Alberta, Canada. The Company continues to pursue other international projects in various stages of development.

Century Casinos’ common stock trades on The Nasdaq Capital Market® under the symbol CNTY.

For more information about Century Casinos, visit our website at www.cnty.com.

12/13

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

This release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of the management of Century Casinos based on information currently available to management. Such forward-looking statements include, but are not limited to, statements regarding future results of operations, operating efficiencies, synergies and operational performance, the prospects for and timing and costs of new projects, projects in development and other opportunities, including the Century Mile, Bermuda and Vietnam projects, debt repayment, investments in joint ventures, outcomes of legal proceedings, changes in our tax provisions or exposure to additional income tax liabilities, and plans for our casinos and our Company. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, among others, the risks described in the section entitled “Risk Factors” under Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2017 and in subsequent periodic and current SEC filings we may make. Century Casinos disclaims any obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf.

13/13